UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2014

TTM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1665 Scenic Avenue, Suite 250 Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 21, 2014, TTM Technologies, Inc., a Delaware corporation (the “Company”), Viasystems Group, Inc., a Delaware corporation (“Viasystems”), and Vector Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will, subject to the satisfaction or waiver of the conditions therein, merge with and into Viasystems, and Viasystems will be the surviving corporation in the merger and will be a wholly owned subsidiary of the Company (the “Merger”). The Boards of Directors of the Company and Viasystems have each unanimously approved the Merger Agreement and the Merger. Additionally, the Board of Directors of Viasystems (the “Viasystems Board”) has recommended that Viasystems’ stockholders adopt the Merger Agreement.

Pursuant to the terms of the Merger Agreement and subject to the conditions therein, at the effective time of the Merger (the “Effective Time”), each share of Viasystems’ common stock issued and outstanding immediately prior to the Effective Time (other than shares (i) held in treasury by Viasystems, (ii) owned by the Company or Merger Sub or (iii) owned by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be converted into the right to receive a combination of (a) 0.706 of validly issued, fully paid and nonassessable shares of the Company’s common stock (the “Stock Consideration”) and (b) $11.33 per share in cash (the “Cash Consideration” and, together with the Stock Consideration, the “Merger Consideration”). No fractional shares of the Company’s common stock will be issued in the Merger, and Viasystems’ stockholders will receive cash in lieu of any fractional shares.

Pursuant to the terms of the Merger Agreement and subject to the conditions therein, at the Effective Time, Viasystems’ outstanding stock options will be cancelled and converted into the right to receive a combination of cash and stock with a combined value equal to the excess value, if any, of the Merger Consideration that would be delivered in respect of the number of shares of Viasystems’ common stock underlying such option over the exercise price for such option. Viasystems’ outstanding restricted stock awards will be converted into the Merger Consideration. Viasystems’ outstanding performance share units will vest based on the greater of 100% of the target payout and the payout that would result based on Viasystems’ performance through the trading day immediately preceding the Closing Date (as defined in the Merger Agreement), with each such vested performance share unit being exchanged for the Merger Consideration. Viasystems’ outstanding leveraged performance shares will vest based on the greater of their target share price and the closing price of Viasystems’ common stock on the trading day immediately preceding the Closing Date, with each such vested leveraged performance share being exchanged for the Merger Consideration.

The completion of the Merger is subject to various closing conditions, including, among other things, (i) the adoption of the Merger Agreement by Viasystems’ stockholders, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and receipt of any other required antitrust approvals, (iii) the absence of any legal restraints or prohibitions on the consummation of the Merger, (iv) receipt of approval of the Merger by the Committee on Foreign Investment in the United States (“CFIUS”), and (v) the effectiveness of the registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the “SEC”) with respect to the Company’s shares of common stock constituting the Stock Consideration. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), the other party having performed in all material respects its obligations under the Merger Agreement and the other party not having suffered a material adverse effect.

The Merger Agreement contains customary representations, warranties and covenants made by each of the Company and Viasystems. Viasystems has agreed, among other things, not to solicit alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any alternative transaction. However, if at any time following the date of the Merger Agreement and prior to Viasystems’ stockholders adopting the Merger Agreement, (i) Viasystems has received from a third party a written, bona fide Acquisition Proposal (as defined in the Merger Agreement), (ii) a breach by Viasystems of the Merger Agreement has not contributed to the making of such Acquisition Proposal, (iii) the Viasystems Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined in the Merger Agreement) and (iv) after consultation with its outside counsel, the Viasystems Board determines in good faith that failure to take such action would constitute a breach by the Viasystems Board of its fiduciary duties to Viasystems’ stockholders under applicable law, then Viasystems may, subject to the limitations of the Merger Agreement, (a) furnish confidential information with respect to Viasystems and its subsidiaries to the person making such Acquisition Proposal and (b) participate in discussions or negotiations with the person making such Acquisition Proposal regarding such Acquisition Proposal. The Merger Agreement also requires Viasystems, subject to certain exceptions, to call and hold a stockholders’ meeting and recommend that Viasystems’ stockholders approve and adopt the Merger Agreement.

The Merger Agreement contains certain termination rights for each of the Company and Viasystems, including the right of each party to terminate the Merger Agreement if the Merger has not been consummated by June 21, 2015, subject to a three-month extension to September 21, 2015 at the election of either party if, on such date (such date as the same may be extended, the “Outside Date”), the Merger has not yet received antitrust approval, CFIUS approval or certain specified legal restraints are in place but all other closing conditions have been satisfied.

In addition, pursuant to the Merger Agreement, the Company will be entitled to receive from Viasystems a termination fee of $12.8 million in the event that:

•	the Merger Agreement is terminated by Viasystems in order to enter into an agreement relating to a Superior Proposal;

•	prior to Viasystems’ stockholders adopting the Merger Agreement, the Merger Agreement is terminated by the Company because (i) the Viasystems Board makes an adverse change in its recommendation relating to the vote on the Merger Agreement by Viasystems’ stockholders, (ii) the Viasystems Board shall not have rejected an Acquisition Proposal for a majority of the outstanding capital stock or assets of Viasystems within ten business days after receipt thereof, (iii) the Viasystems Board shall have failed to reconfirm its recommendation relating to the vote on the Merger Agreement by Viasystems’ stockholders within four days after a request from the Company to do so following an Acquisition Proposal, or (iv) Viasystems shall have violated in any material respect its obligations with respect to the non-solicitation of Acquisition Proposals; or

•	the Merger Agreement is terminated (i) by either party following the Outside Date, (ii) by the Company due to the failure of Viasystems’ stockholders to adopt the Merger Agreement, or (iii) by the Company due to the occurrence of a material adverse effect with respect to Viasystems or a breach by Viasystems of its representations, warranties or covenants in a manner that would prevent the closing conditions with respect thereto from being satisfied, in each case if (x) prior to such termination there shall have been an Acquisition Proposal for a majority of the outstanding capital stock or assets of Viasystems that is made known to Viasystems or made directly to Viasystems’ stockholders generally or any person shall have publicly announced an intention to make such an Acquisition Proposal (whether or not conditional or withdrawn) and (y) concurrently with such termination or within 12 months thereafter, Viasystems enters into an agreement providing for, or consummates, an alternative transaction involving the sale of a majority of the outstanding capital stock or assets of Viasystems.

In addition, Viasystems will reimburse the Company for up to $4 million in out-of-pocket expenses if Viasystems’ stockholders do not approve the Merger and a Bona Fide Proposal (as defined in the Merger Agreement) is made public prior to the failure to obtain such approval (which expenses will offset any termination fee that may otherwise be payable by Viasystems).

The Merger Agreement also provides that Viasystems will be entitled to receive a reverse breakup fee of $40.0 million from the Company in the event that the Merger Agreement is terminated by either party:

•	following the Outside Date, if at the time of such termination the only conditions not satisfied (or capable of being satisfied) were related to obtaining antitrust or CFIUS approval; or

•	due to a legal restraint relating to antitrust or CFIUS being implemented.

Other than the right to seek specific performance prior to termination and the right to sue for damages for intentional breaches by the Company, in the event the reverse breakup fee is paid to Viasystems, such reverse breakup fee will be Viasystems’ exclusive remedy.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Merger Agreement, and is subject to and qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated by reference into this Item 1.01. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Viasystems. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential Disclosure Schedules provided by the Company to Viasystems and by Viasystems to the Company in connection with the signing of the Merger Agreement. These confidential Disclosure Schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Viasystems rather than establishing matters as facts. Accordingly, readers should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company or Viasystems.

Voting Agreements

In connection with the Merger, the Company entered into a Voting Agreement (the “HM Voting Agreement”), by and among the Company and the HM Funds, dated September 21, 2014, and a Voting Agreement (the “BD Voting Agreement” and, together with the HM Voting Agreement, the “Voting Agreements”) by and among the Company and the BD Funds, dated September 21, 2014. The HM Funds and the BD Funds together own, in the aggregate, approximately 67% of the currently outstanding shares of Viasystems’ common stock.

Pursuant to the Voting Agreements, the HM Funds and the BD Funds have agreed, among other things, to vote their shares of Viasystems’ common stock in favor of the adoption of the Merger Agreement at the special meeting of Viasystems’ stockholders to be held to vote on the proposed transaction.

The foregoing is a summary only and does not purport to be a complete description of all of the terms and provisions contained in the Voting Agreements, and is subject to and qualified in its entirety by reference to the HM Voting Agreement attached hereto as Exhibit 10.1 and the BD Voting Agreement attached hereto as Exhibit 10.2, both of which are incorporated by reference into this Item 1.01.

Registration Rights Agreement Memorandum of Understanding

In connection with the Merger, the Company entered into a Registration Rights Agreement Memorandum of Understanding (the “Registration Rights MOU”), by and among (i) the Company, (ii) Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., HMTF Equity Fund IV (1999), L.P., HMTF Private Equity Fund IV (1999), L.P., Hicks, Muse PG-IV (1999), C.V., HM 4-P (1999) Coinvestors, L.P., and HM 4-EQ (1999) Coinvestors, L.P. (together, the “HM Funds”), and (iii) GSC Recovery II, L.P. and GSC Recovery IIA, L.P. (together, the “BD Funds”), dated September 21, 2014. Pursuant to the Registration Rights MOU, the parties thereto agreed to enter into a registration rights agreement (the “Final Agreement”) prior to the Closing (as defined in the Merger Agreement).

In connection with the Company’s prior acquisition of the issued and outstanding capital stock of four indirect wholly owned subsidiaries of Meadville Holdings Limited (“Meadville”) and their respective subsidiaries that comprised and operated Meadville’s printed circuit board business, the Company entered into a Registration Rights Agreement, dated as of April 9, 2010 (the “Tang Registration Rights Agreement”) by and among the Company, Su Sih (BVI) Limited (“SSL”) and Mr. Tang Hsiang Chien (“Mr. Tang” and together with SSL and their respective affiliates, the “Tangs”). (For additional information on the Tang Registration Rights Agreement, see the Company’s Current Report on Form 8-K filed with the SEC on April 13, 2010.) The Final Agreement is expected to be in substantially the form of the Tang Registration Rights Agreement, subject to certain modifications outlined in the Registration Rights MOU.

Pursuant to the Registration Rights MOU, the Final Agreement will provide for a priority period of ninety days commencing when the Company files its Current Report on Form 8-K regarding the consummation of the Merger including the required historical and pro forma financial statements (such period, the “HM/BD Priority Period”). During the HM/BD Priority Period (and if the HM Funds or the BD Funds have exercised the demand registration right discussed below, following the HM/BD Priority Period until completion of such offering), (i) each of the HM Funds and the BD Funds will be entitled to exercise a single demand registration right for the resale of their shares, (ii) each of the Tangs will agree not to make a registration demand and the Company will agree not to permit exercise by the Tangs of a registration demand, (iii) the Company will otherwise provide for “clear markets,” and (iv) the Tangs (as well as the HM Funds and the BD Funds) will have piggyback registration rights relating to any demand by the HM Funds or the BD Funds (provided that if the underwriters for such an offering limit the number of shares that may be included for any reason and the Tangs have exercised their piggyback registration rights, then each of the Tangs, the HM Funds and the BD Funds will be cut back in proportion to their ownership).

Pursuant to the Registration Rights MOU, the Final Agreement will also provide that during the two-year period commencing after termination of the HM/BD Priority Period, each of the HM Funds and the BD Funds will (i) to the extent not exercised during the HM/BD Priority Period, continue to have its single demand registration right, (ii) have one additional demand registration right if the HM Funds and the BD Funds are cut back during the HM/BD Priority Period pursuant to the Registration Rights Addendum (as defined below), and (iii) have piggyback registration rights consistent with the Tang Registration Rights Agreement.

In addition, pursuant to the Registration Rights MOU, the Final Agreement will provide that if the underwriters limit the number of shares in an offering pursuant to a registration demand by the HM Funds or the BD Funds, the Tangs will be cut back first before any required reduction of shares by the HM Funds or the BD Funds, and any required cutback of the HM Funds or the BD Funds would be in proportion to their ownership. Likewise, if the underwriters limit the number of shares in an offering pursuant to a registration demand by the Tangs or the Company, the HM Funds and the BD Funds will be cut back first, in proportion to their ownership, before a reduction of shares to be registered by the Tangs is required.

The foregoing is a summary only and does not purport to be a complete description of all of the terms and provisions contained in the Registration Rights MOU, and is subject to and qualified in its entirety by reference to the Registration Rights MOU attached hereto as Exhibit 4.1, which is incorporated by reference into this Item 1.01.

Addendum to Registration Rights Agreement

In connection with the Merger, the Company, Mr. Tang and SSL have entered into an addendum to the Tang Registration Rights Agreement (the “Registration Rights Addendum”), dated September 21, 2014.

Pursuant to the Registration Rights Addendum, each of the Tangs agreed not to request that the Company effect a Demand Registration (as defined in the Tang Registration Rights Agreement) during the HM/BD Priority Period (and, if either the HM Funds or the BD Funds have exercised their demand registration rights during the HM/BD Priority Period, following the HM/BD Priority Period until completion of such offering).

In addition, the Company agreed not to effect any Demand Registration requested by any one of the Tangs during the HM/BD Priority Period, provided, however, that if the underwriters limit the number of shares that may be included in a registration demanded by the HM Funds or the BD Funds during the HM/BD Priority Period, and the Tangs have exercised their Piggy-Back Registration rights (as defined in the Tang Registration Rights Agreement), each of the Tangs, the HM Funds and the BD Funds will be cut back in proportion to their ownership.

The foregoing is a summary only and does not purport to be a complete description of all of the terms and provisions contained in the Registration Rights Addendum, and is subject to and qualified in its entirety by reference to the Registration Rights Addendum attached hereto as Exhibit 4.2, which is incorporated by reference into this Item 1.01.

Commitment Letter

Concurrently with the execution of the Merger Agreement, the Company obtained a debt financing commitment for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be used by the Company to pay the Cash Consideration to consummate the Merger, to refinance certain existing indebtedness of Viasystems, to refinance certain existing indebtedness of the Company, and to pay the fees and expenses incurred in connection with the Merger.

JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, and Barclays Bank PLC (collectively, the “Lenders”) have committed to provide (i) a senior secured asset-based revolving facility (the “ABL Facility”) in an aggregate amount of $150 million, and (ii) a senior secured term loan B facility (the “Term B Facility” and, together with the ABL Facility, the “Credit Facilities”) in an aggregate amount of $1,115 million, each on the terms and subject to the conditions set forth in a commitment letter (the “Commitment Letter”), dated September 21, 2014. The obligations of the Lenders to provide financing under the Commitment Letter are subject to certain conditions, including, without limitation, (i) the execution and delivery of definitive loan documentation for the Credit Facilities consistent with the Commitment Letter; (ii) a condition that neither the Company nor any of its subsidiaries shall have any material indebtedness for borrowed money other than certain agreed-upon indebtedness; (iii) the consummation of the Merger in accordance with the Merger Agreement (without giving effect to any amendments to the Merger Agreement or any waivers thereof that are materially adverse to the Lenders unless consented to) substantially concurrently with the initial funding of the Credit Facilities; (iv) the closing of the Credit Facilities on or before the Expiration Date (as defined in the Commitment Letter); (v) receipt by the Lenders of certain audited and unaudited financial statements of the Company, Viasystems, and their respective subsidiaries; (vi) receipt by the Lenders of pro forma financial information giving effect to the Merger; (vii) receipt by the Lead Arrangers (as defined in the Commitment Letter) of documentation and other information reasonably requested in advance; (viii) the payment of all applicable costs, fees and expenses; (ix) completion of all actions necessary to establish a perfected security interest in the Collateral (as defined in the Commitment Letter); (x) receipt by the Lead Arrangers of information from the Company for inclusion in a confidential information memorandum; (xi) a condition that there has not been a “Company Material Adverse Effect” (as defined in the Commitment Letter); (xii) certain representations remaining true and correct; and (xiii) the delivery of certain customary closing documents.

The foregoing is a summary only and does not purport to be a complete description of all of the terms and provisions contained in the Commitment Letter, and is subject to and qualified in its entirety by reference to the Commitment Letter attached hereto as Exhibit 10.3, which is incorporated by reference into this Item 1.01.

Item 7.01.	Regulation FD Disclosure.

On September 22, 2014, the Company and Viasystems issued a joint press release announcing that the Company, Viasystems, and Merger Sub entered into the Merger Agreement pursuant to which Merger Sub will, subject to satisfaction or waiver of the conditions therein, merge with and into Viasystems, and Viasystems will be the surviving corporation in the Merger and a wholly owned subsidiary of the Company. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 22, 2014, the Company and Viasystems held a joint conference call with investors to provide supplemental information regarding the proposed transaction. A copy of the Investor Presentation is furnished herewith as Exhibit 99.2. A copy of the Joint Conference Call Script for Investors is furnished herewith as Exhibit 99.3. Copies of the Emails / Letters to All Employees, Customers, Suppliers, Financial Institutions and Government Contacts are furnished herewith as Exhibits 99.4, 99.5, 99.6, 99.7, and 99.8, respectively.

Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.7, and 99.8 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including the exhibits referenced herein, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, by and among the Company, Viasystems Group, Inc. and Vector Acquisition Corp., dated September 21, 2014

4.1	Registration Rights Agreement Memorandum of Understanding, by and among the Company, Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., HMTF Equity Fund IV (1999), L.P., HMTF Private Equity Fund IV (1999), L.P., Hicks, Muse PG-IV (1999), C.V., HM 4-P (1999) Coinvestors, L.P., HM 4-EQ (1999) Coinvestors, L.P., GSC Recovery II, L.P., and GSC Recovery IIA, L.P., dated September 21, 2014

4.2	Addendum to Registration Rights Agreement, by and among the Company, Su Sih (BVI) Limited, and Tang Hsiang Chien, dated September 21, 2014

10.1	Voting Agreement, by and among the Company, Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., HMTF Equity Fund IV (1999), L.P., HMTF Private Equity Fund IV (1999), L.P., Hicks, Muse PG-IV (1999), C.V., HM 4-P (1999) Coinvestors, L.P., and HM 4-EQ (1999) Coinvestors, L.P., dated September 21, 2014

10.2	Voting Agreement, by and among the Company, GSC Recovery II, L.P., and GSC Recovery IIA, L.P., dated September 21, 2014

10.3	Commitment Letter, by and among the Company, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and Barclays Bank PLC, dated September 21, 2014

99.1	Joint Press Release, dated September 22, 2014

99.2	Investor Presentation, dated September 22, 2014

99.3	Investor Conference Call Script

99.4	Email / Letter to All Employees

99.5	Email / Letter to Customers

99.6	Email / Letter to Suppliers

99.7	Email / Letter to Financial Institutions

99.8	Email / Letter to Government Contacts

*	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the operations of the businesses of the Company and Viasystems separately and as a combined entity; the timing and consummation of the proposed merger; the expected benefits of the integration of the two companies; the combined company’s plans, objectives, expectations and intentions; and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and Viasystems regarding future events and are subject to significant risks and uncertainty. Statements regarding the Company’s and Viasystems’ expected performance in the future are forward-looking statements.

It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined company or the price of Viasystems’ or the Company’s common stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the ability of the parties to consummate the proposed merger and the satisfaction of the conditions precedent to consummation of the proposed merger, including the ability to secure regulatory approvals in a timely manner or at all; the adoption of the Merger Agreement by Viasystems’ stockholders; the possibility of legal or regulatory proceedings (including related to the transaction itself); the ability of the Company to successfully integrate Viasystems’ operations, product lines, technology and employees and realize synergies and additional opportunities for growth from the proposed merger in a timely manner or at all; unknown, underestimated or undisclosed commitments or liabilities; the potential impact of the announcement or consummation of the proposed transactions on the parties’ relationships with third parties, which may make it more difficult to maintain business and operational relationships; the level of demand for the combined company’s products, which is subject to many factors, including uncertain global economic and industry conditions, demand for electronic products and printed circuit boards, and customers’ new technology and capacity requirements; the Company’s and Viasystems’ ability to (i) develop, deliver and support a broad range of products, expand their markets and develop new markets, (ii) timely align their cost structures with business conditions, and (iii) attract, motivate and retain key employees; and developments beyond Viasystems’ or the Company’s control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments, and technological developments. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of the Company for the year ended December 30, 2013, which was filed with the SEC on February 21, 2014, under the heading “Item 1A. Risk Factors” and in the Annual Report on Form 10-K of Viasystems for the year ended December 31, 2013, which was filed with the SEC on February 14, 2014, under the heading “Item 1A. Risk Factors,” and in each company’s other filings made with the SEC available at the SEC’s website at www.sec.gov.

Neither Viasystems nor the Company undertakes any obligation to update any such forward-looking statements to reflect any new information, subsequent events or circumstances, or otherwise, except as may be required by law.

No Offer or Solicitation

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

The Company will file with the SEC a registration statement on Form S-4, which will include a prospectus with respect to the Company’s shares of common stock to be issued in the proposed merger and a proxy statement of Viasystems in connection with the proposed merger between the Company and Viasystems (the “Proxy Statement/Prospectus”). The Proxy Statement/Prospectus will be sent or given to Viasystems’ stockholders and will contain important information about the proposed merger and related matters. VIASYSTEMS SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Proxy Statement/Prospectus and other relevant materials (when they become available) and any other documents filed by the Company or Viasystems with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the Proxy Statement/Prospectus from the Company or Viasystems by contacting either (1) Investor Relations by mail at TTM Technologies, Inc., 1665 Scenic Avenue, Suite 250, Costa Mesa, CA 92626, Attn: Investor Relations Department, by telephone at 714-327-3000, or by going to the Company’s Investor Relations page on its corporate website at www.ttmtech.com or (2) Investor Relations by mail at Viasystems Group, Inc., 101 South Hanley Road, Suite 1800, St. Louis, MO 63105, Attn: Investor Relations Department, by telephone at 314-727-2087, or by going to Viasystems’ Investor Info page on its corporate website at www.viasystems.com.

Participants in the Solicitation

The Company and Viasystems and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Viasystems’ stockholders in connection with the proposed merger and may have direct or indirect interests in the proposed merger. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2014, and its Annual Report on Form 10-K for the fiscal year ended December 30, 2013, which was filed with the SEC on February 21, 2014. These documents are available free of charge at the SEC’s website at www.sec.gov, and from the Company by contacting Investor Relations by mail at TTM Technologies, Inc., 1665 Scenic Avenue, Suite 250, Costa Mesa, CA 92626, Attn: Investor Relations Department, by telephone at 714-327-3000, or by going to the Company’s Investor Relations page on its corporate website at www.ttmtech.com. Information about Viasystems’ directors and executive officers is set forth in Viasystems’ Proxy Statement on Schedule 14A for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 14, 2014, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 14, 2014. These documents are available free of charge at the SEC’s website at www.sec.gov, and from Viasystems by contacting Investor Relations by mail at Viasystems Group, Inc., 101 South Hanley Road, Suite 1800, St. Louis, MO 63105, Attn: Investor Relations Department, by telephone at 314-727-2087, or by going to Viasystems’ Investor Info page on its corporate website at www.viasystems.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the Proxy Statement/Prospectus that the Company will file with the SEC.

Use of Non-GAAP Financial Measures

In addition to the financial statements presented in accordance with U.S. GAAP, the Company and Viasystems use certain non-GAAP financial measures, including “adjusted EBITDA.” The companies present non-GAAP financial information to enable investors to see each company through the eyes of management and to provide better insight into its ongoing financial performance.

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, asset impairments, restructuring, costs related to acquisitions, and other charges. For a reconciliation of adjusted EBITDA to net income, please see Appendix A to the Company’s presentation filed as Exhibit 99.2 to this Current Report on Form 8-K.

Adjusted EBITDA is not a recognized financial measure under U.S. GAAP, and does not purport to be an alternative to operating income or an indicator of operating performance. Adjusted EBITDA is presented to enhance an understanding of operating results and is not intended to represent cash flows or results of operations. The Boards of Directors, lenders and management of the companies use adjusted EBITDA primarily as an additional measure of operating performance for matters including executive compensation and competitor comparisons. The use of this non-GAAP measure provides an indication of each company’s ability to service debt, and management considers it an appropriate measure to use because of the companies’ leveraged positions.

Adjusted EBITDA has certain material limitations, primarily due to the exclusion of certain amounts that are material to each company’s consolidated results of operations, such as interest expense, income tax expense, and depreciation and amortization. In addition, adjusted EBITDA may differ from the adjusted EBITDA calculations reported by other companies in the industry, limiting its usefulness as a comparative measure.

The companies use adjusted EBITDA to provide meaningful supplemental information regarding operating performance and profitability by excluding from EBITDA certain items that each company believes are not indicative of its ongoing operating results or will not impact future operating cash flows, which include stock-based compensation expense, gain on sale of assets, asset impairments, restructuring, costs related to acquisitions, and other charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2014	TTM TECHNOLOGIES, INC.

	By:	/s/ Todd B. Schull
Todd B. Schull
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, by and among the Company, Viasystems Group, Inc. and Vector Acquisition Corp., dated September 21, 2014

4.1	Registration Rights Agreement Memorandum of Understanding, by and among the Company, Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., HMTF Equity Fund IV (1999), L.P., HMTF Private Equity Fund IV (1999), L.P., Hicks, Muse PG-IV (1999), C.V., HM 4-P (1999) Coinvestors, L.P., HM 4-EQ (1999) Coinvestors, L.P., GSC Recovery II, L.P., and GSC Recovery IIA, L.P., dated September 21, 2014

4.2	Addendum to Registration Rights Agreement, by and among the Company, Su Sih (BVI) Limited, and Tang Hsiang Chien, dated September 21, 2014

10.1	Voting Agreement, by and among the Company, Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., HMTF Equity Fund IV (1999), L.P., HMTF Private Equity Fund IV (1999), L.P., Hicks, Muse PG-IV (1999), C.V., HM 4-P (1999) Coinvestors, L.P., and HM 4-EQ (1999) Coinvestors, L.P., dated September 21, 2014

10.2	Voting Agreement, by and among the Company, GSC Recovery II, L.P., and GSC Recovery IIA, L.P., dated September 21, 2014

10.3	Commitment Letter, by and among the Company, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and Barclays Bank PLC, dated September 21, 2014

99.1	Joint Press Release, dated September 22, 2014

99.2	Investor Presentation, dated September 22, 2014

99.3	Investor Conference Call Script

99.4	Email / Letter to All Employees

99.5	Email / Letter to Customers

99.6	Email / Letter to Suppliers

99.7	Email / Letter to Financial Institutions

99.8	Email / Letter to Government Contacts

*	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.